Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Primary Offering of Securities:

Fees to Be Paid	Equity	Common Shares (1)	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Shares (1)	457(o)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities (1)	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Warrants (1)	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Rights (1)	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Units (1)	457(o)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$200,000,000	—	$200,000,000	0.00014760	$29,520

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$200,000,000		$29,520

	Total Fees Previously Paid							—

	Total Fee Offsets							$22,040

	Net Fee Due							$7,480

(1)

The securities registered hereunder include such indeterminate number of (a) common shares, (b) preferred shares, (c) debt securities, (d) warrants to purchase common shares, preferred shares and/or debt securities of the registrant, (e) rights to purchase common shares, preferred shares, debt securities or other securities of the registrant, and (f) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of common shares, preferred shares and other securities of the registrant as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions or pursuant to anti-dilution provisions of any of the securities.

(2)

The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F. and the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $200,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources		—	—	—		—

Rule 457(p)

Fee Offset Claims	Li-Cycle Holdings Corp.	F-3	333-274084	8/18/2023	—	$22,040	Equity	Common Shares	(3)	$200,000,000	—

Fee Offset Sources	Li-Cycle Holdings Corp.	F-3	333-274084	—	8/18/2023	—	—	—	—	—	$22,040

(3)

On August 18, 2023, the registrant initially filed a Registration Statement on Form F-3 (File No. 333-274084) (the “Original Registration Statement”), which registered an aggregate principal amount of $200,000,000 of common shares to be offered by the registrant from time to time. The Original Registration Statement was not used and as a result, the registrant has $22,040 in unused filing fees associated with the Original Registration Statement. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the registrant is using $22,040 of the unused filing fees to offset the filing fee payable in connection with this filing. The registrant has terminated or completed any offerings that included the unsold securities under the Original Registration Statement.